EXHIBIT 10.3
AMENDMENT THREE
TO THE
REGIONS FINANCIAL CORPORATION NON-QUALIFIED EXCESS 401(k) PLAN
(AMENDED AND RESTATED AS OF JUNE 1, 2020)

Regions Financial Corporation hereby amends the Regions Financial Corporation Non-Qualified Excess 401(k) Plan as follows:

1.Section 2.2(a) of the Plan is hereby amended by replacing said subsection in its entirety with the following:

“(a)    Regions Financial Corporation (prior to November 4, 2006 with regard to the AmSouth Plan, AmSouth Bancorporation), and effective June 20, 2023, Clearsight Advisors LLC, and”

2.Section 3.1(c) of the Plan is hereby amended by replacing the first sentence in its entirety with the following:

“With regard to the Plan and the Legacy Regions Plan, effective January 1, 2008, any Employee (other than an employee of Morgan Keegan) shall be eligible to participate as of January 1 (or as of the first day the Employee’s employer becomes an Affiliate, if such day is not January 1) if, on January 1 of such year, the Employee has a base salary that equals or exceeds 200% of the amount set forth in Section 414(q)(1)(B)(i) of the Code, as indexed; provided, however, any such Employee who is hired after January 1 of such year shall not be eligible to participate until the next following Plan Year.”

3.Except as otherwise amended herein, the Plan shall continue in full force and effect.